UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2022

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2022, we held our 2022 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following four proposals: (i) to consider and vote upon the election of nine directors, each to hold office for a one-year term expiring at the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm for the year ending December 31, 2022; (iii) to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2021; and (iv) to consider and vote on an advisory (non-binding) resolution to determine the frequency (whether every one year, every two years, or every three years) with which our stockholders shall be entitled to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers. The four proposals are described in detail in our definitive proxy statement, dated April 8, 2022, as filed with the United States Securities and Exchange Commission on Schedule 14A on April 8, 2022.

The votes with respect to each of the proposals are set forth below.

Proposal 1.  To consider and vote upon the election of nine directors, each to hold office for a one-year term expiring at the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies:

Nominee	Shares For	Shares Withheld	Broker Non-Votes

Jeffrey T. Hanson	79,271,197	4,672,755	59,923,148
Danny Prosky	79,051,865	4,892,087	59,923,148
Mathieu B. Streiff	78,963,886	4,980,066	59,923,148
Brian J. Flornes	79,113,605	4,830,347	59,923,148
Harold H. Greene	78,848,903	5,095,049	59,923,148
Dianne Hurley	79,413,614	4,530,338	59,923,148
Gerald W. Robinson	78,920,952	5,023,000	59,923,148
J. Grayson Sanders	78,771,296	5,172,656	59,923,148
Wilbur H. Smith III	79,088,158	4,855,794	59,923,148

The nine above-referenced nominees therefore were elected as our directors by the requisite vote of our stockholders necessary for approval.

Proposal 2. To consider and vote upon the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2022:

Shares For	Shares Against	Shares Abstained

139,587,108	1,120,191	3,159,801

The appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2022, therefore was ratified by the requisite vote of our stockholders necessary for approval.

Proposal 3. To approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2021:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes

68,126,110	7,477,404	8,340,438	59,923,148

The compensation of our named executive officers therefore was approved by the requisite vote of our stockholders, on an advisory basis.

Proposal 4. To consider and vote on an advisory (non-binding) resolution to determine the frequency (whether every one year, every two years, or every three years) with which our stockholders shall be entitled to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers:

Shares For 1 Year	Shares For 2 Years	Shares For 3 Years	Shares Abstained

76,834,277	1,744,713	1,412,309	3,952,653

Based on the results of the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, and consistent with the recommendation of our board of directors, the company has determined it will hold an advisory vote on named executive officer compensation every year until the next required advisory vote on the frequency of such votes.

No other proposals were submitted to a vote of our stockholders at the annual meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
June 16, 2022
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President